Exhibit 5.1

BALL CORPORATION

10 Longs Peak Drive

Broomfield, Colorado 80021-2510

May 9, 2013

Ball Corporation

10 Longs Peak Drive,

P.O. Box 5000

Broomfield, Colorado  80021-2510

Re:          Ball Corporation $1,000,000,000 4% Notes due 2023

Ladies and Gentlemen:

I am General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company, in connection with the Underwriting Agreement, dated May 9, 2013 (the “Underwriting Agreement”), between Deutsche Bank Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $1,000,000,000 aggregate principal amount of the Company’s 4% Notes due 2023 (the “Notes”) to be issued under the Indenture, dated as of March 27, 2006 (the “Base Indenture”), among the Company, the subsidiary guarantors named on Schedule I hereto (the “Colorado Guarantors”), the subsidiary guarantors named on Schedule II hereto (the “Other Guarantors” and, together with the Colorado Guarantors, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company), as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, to be dated as of May 16, 2013, among the Company, the Subsidiary Guarantors and the Trustee (together with the Base Indenture, the “Indenture”), establishing the form and terms of the Notes.  The Underwriting Agreement, the Indenture and the Note Certificate (as defined below) are referred to herein collectively as the “Transaction Documents.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(a)           the registration statement on Form S-3 (File No. 333-179639) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on February 23, 2012, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)           an executed copy of the Underwriting Agreement;

(c)           an executed copy of the Indenture, including Article 10 thereof which includes the guarantee obligations of the Subsidiary Guarantors (the “Guarantee”);

(d)           the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(e)           the certificates of incorporation of each of the Colorado Guarantors, as certified by the Secretary of State of the State of Colorado; and (2) the bylaws of each of the Colorado Guarantors;

(f)            resolutions of the Board of Directors of each of the Colorado Guarantors, each adopted on May 8, 2013; and

(g)           copies of certificates, dated May 8, 2013, and a bringdown verification dated the date hereof, from the Secretary of State of the State of Colorado with respect to the Colorado Guarantors’ existence and good standing in the State of Colorado.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, the Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Colorado Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in my opinion below, the validity and binding effect thereof on such parties.  I have also assumed that each of the Company and the Other Guarantors has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Company and the Other Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the States of Delaware, Indiana and Nevada) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of Colorado insofar as I express my opinion herein.  I have also assumed that the terms of the Notes and the Guarantee have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of the Transaction Documents and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any of the Company or the Subsidiary Guarantors or any of their properties are subject (except that I do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) any law, rule, or regulation to which the Company or the Subsidiary Guarantors or any of their properties are subject (except that I do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and of public officials.

My opinions set forth herein are limited to those laws of the State of Colorado that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on-Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined-on-law or as to the effect of any such Opined-on-Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

(1) Each of the Colorado Guarantors is duly formed and is validly existing and in good standing under the laws of the State of Colorado.

(2) The Colorado Guarantors have the corporate or limited liability company power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby under the laws of the State of Colorado.

(3) Assuming the Note Certificates have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(4) The Indenture, including the Guarantee set forth in Article 10 thereof, is a valid and binding obligation of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with its terms.

The opinions set forth above are subject to the following further qualifications, assumptions and limitations:

 (a)          the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           except to the extent expressly stated in the opinions contained herein, I do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the

Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;

(c)           I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)           I do not express any opinion with respect to the enforceability of Article 10 of the Indenture to the extent that such section provides that the obligations of the Subsidiary Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated; and

(e)           I do not express any opinion with respect to the enforceability of the provisions contained in Article 10 of the Indenture to the extent that such provisions limit the obligation of the Subsidiary Guarantors under the Indenture.

The opinions expressed herein are limited to the laws of the State of Colorado and I do not express any opinion herein concerning any other law. The Indenture provides that it is governed by the laws of the State of New York. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof, which is filed herewith as Exhibit 5.3 to the Company’s Current Report on Form 8-K, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated the date hereof. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Charles E. Baker

Charles E. Baker

Schedule I
Colorado Guarantors

Ball Technologies Holdings Corp., a Colorado corporation

Ball Packaging Corp., a Colorado corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Schedule II

Other Guarantors

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation

Ball Aerosol and Specialty Container Inc. , a Delaware corporation

Ball Aerospace & Technologies Corp. , a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Container LLC, a Delaware corporation

Ball Delaware Holdings, LLC, a Delaware corporation

Ball Glass Containers, Inc., a Delaware corporation

Ball Holdings Corp., a Delaware corporation

Ball Holdings LLC, a Delaware corporation

Ball Metal Food Container Corp., a Delaware corporation

Ball Metal Food Container, LLC, a Delaware corporation

Ball Pan-European Holdings, Inc. , a Delaware corporation

Latas de Aluminio Ball, Inc. , a Delaware corporation

USC May Verpackungen Holding Inc. , a Delaware corporation

Ball Metal Container Corporation, an Indiana corporation

Ball Corporation, a Nevada corporation